SUB-ITEM 77C: Matters submitted to a vote of security holders

The following proposals were addressed
and approved at a Special Meeting of
Shareholders held on April 4, 2018.

1.To approve an Agreement and Plan of
Reorganization by and among the HIMCO
Variable Insurance Trust (the "Target
Trust"), on behalf of HIMCO VIT Index
Fund (the "Target Fund"); BlackRock
Variable Series Funds, Inc., on behalf
of BlackRock S&P 500 Index V.I. Fund
(the "Acquiring Fund"); Hartford
Investment Management Company,
investment manager to the Target Fund;
and BlackRock Advisors, LLC,
investment manager to the Acquiring
Fund, which provides for (i) the
transfer and delivery of substantially
all of the assets of the Target Fund
to the Acquiring Fund in exchange for
the assumption by the Acquiring Fund
of certain stated liabilities of the
Target Fund and newly-issued shares of
the Acquiring Fund; (ii) the
distribution of such shares of the
Acquiring Fund to shareholders of the
Target Fund; and (iii) the
termination, dissolution and complete
liquidation of the Target Fund as a
series of the Target Trust.

SHARES VOTED
FOR 		14,581,032.651
AGAINST 	   680,397.940
ABSTAIN 	 1,185,071.075
TOTAL		16,446,501.666


2.To approve an Agreement and Plan of
Reorganization by and among the HIMCO
Variable Insurance Trust (the "Target
Trust"), on behalf of HIMCO VIT
Portfolio Diversifier Fund (the
"Target Fund"); BlackRock Variable
Series Funds, Inc., on behalf of
BlackRock Managed Volatility V.I. Fund
(the "Acquiring Fund"); Hartford
Investment Management Company,
investment manager to the Target Fund;
and BlackRock Advisors, LLC,
investment manager to the Acquiring
Fund, which provides for (i) the
transfer and delivery of substantially
all of the assets of the Target Fund
to the Acquiring Fund in exchange for
the assumption by the Acquiring Fund
of certain stated liabilities of the
Target Fund and newly-issued shares of
the Acquiring Fund; (ii) the
distribution of such shares of the
Acquiring Fund to shareholders of the
Target Fund; and (iii) the
termination, dissolution and complete
liquidation of the Target Fund as a
series of the Target Trust.

SHARES VOTED
FOR 		35,460,671.164
AGAINST 	 1,550,952.972
ABSTAIN 	 3,523,596.099
TOTAL 		40,535,220.235